                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of this 30th day of December, 1999, by and among Shanecy Holdings, Inc., a Nevada corporation with a place of business at 1530 - 625 Howe Street, Vancouver, British Columbia V6C 2T6 ("SHI"), Shanecy, Inc., a Delaware corporation with a place of business at 1530 - 625 Howe Street, Vancouver, British Columbia V6C 2T6 (the "Company" or the "SHI Shareholder"), Thesseus Holdings, Inc., a Nevada corporation with a place of business at 318 N. Carson Street, Suite 214, Carson City, Nevada 89701 ("THI"), and Thesseus International Asset Fund N.V., a Netherlands Antilles corporation with a place of business at Zeelandia Office Park, 16 Kaya W.F.G. (Jombi) Mensing, Curacao, Netherlands Antilles (the "Fund" or the "the THI Shareholder").

                                    RECITALS:

(A) The Directors of SHI and THI have each determined that the merger of THI with and into SHI would be advantageous and beneficial to the respective shareholders, employees, and customers of those companies.

(B) The Company owns 100% of the issued and outstanding shares of common stock of SHI (the "SHI Shares"), and Thesseus owns 100% of the issued and outstanding shares of common stock of THI (the "THI Shares").

(C) It is the intention of the parties hereto that: (i) THI shall be merged with and into SHI (the "Merger") in exchange for the delivery to the THI Shareholder of 2,000,000 shares of restricted common stock of the Company to be held by SHI (the "Merger Stock"), as more specifically set forth below; (ii) the Merger shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933 (the "Act") and under the applicable securities laws of the state of Nevada; and (iii) the Merger shall qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986 as amended (the "Code").

NOW, THEREFORE, for the mutual consideration set out herein, the parties hereto agree as follows:

         1. Merger. SHI, the SHI Shareholder, THI and the THI Shareholder agree that effective upon execution of this Agreement and the filing of articles of merger with the Secretary of State of Nevada (which shall be substantially in the form attached hereto as Exhibit "A"), THI shall be merged with and into SHI. SHI shall be the surviving corporation and SHI shall retain its name. Pursuant to the Merger, the THI Shareholder shall surrender all of the THI Shares, which shall be canceled and, upon the closing of that certain Acquisition Agreement dated December 30, 1999 between SHI and the SHI

Shareholder (the "SHI Acquisition Agreement"), the THI Shareholder shall receive in exchange the Merger Stock. No other consideration shall be payable to the THI Shareholder in connection with the Merger. The issuance of the Merger Stock will not be registered pursuant to the Securities Act.

         2. Delivery of THI Shares. Upon the execution of this Agreement, the THI Shareholder will deliver to SHI for cancellation the certificate(s) representing all of THI Shares, duly endorsed (or with duly executed stock powers) so as to transfer title to all of THI Shares to SHI, free and clear of all liens, claims and encumbrances. The Merger shall not be effected unless certificates representing all of THI Shares are delivered to SHI, free and clear of all liens, claims and encumbrances.

         3. Representations and Warranties of THI and the THI Shareholder. THI and the THI Shareholder, jointly and severally, as a material inducement to SHI and the SHI Shareholder to enter into this Agreement and consummate the transactions contemplated hereby, make the following representations and warranties to SHI and the SHI Shareholder, which representations and warranties are true and correct in all material respects at this date:

         (a) Shareholder of THI. The THI Shareholder is the sole owner, of record and beneficially, of all the issued and outstanding shares of THI's capital stock.

         (b) Financial Statements. Attached hereto as Schedule 3(b) is a pro forma balance sheet and income statement, unaudited, of THI as of December 30, 1999 (the "THI Financial Statements"), giving effect to the closing of that certain Acquisition Agreement dated December 30, 1999 between THI and the Fund (the "THI Acquisition Agreement"), whereby THI acquired all of the Fund's interest in Brunswick Capital Partners, Inc. ("BCP") and InfoBase Direct Marketing Services, Inc. ("IDMS"). The THI Financial Statements and financial information contained therein present fairly the financial condition of THI for the period covered (subject to normal year-end audit adjustments which will not be material to THI, taken as a whole, in amount or effect), and are prepared in accordance with generally accepted accounting principles, consistently applied. The books and records of THI, financial and otherwise, are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

         (c) Undisclosed Liabilities. THI is newly formed, and has not engaged in business other than to establish its operations. THI does not have any liabilities or obligations of any kind, whether known or unknown, or whether absolute, accrued, contingent, matured or otherwise, whether due or to become due except liabilities or obligations that arose in the ordinary course of business in establishing such operations.

         (d) Materially Adverse Change. Since the date of its formation, the business of THI has been operated in the ordinary course and there has not been:

                  (i) Any materially adverse change in the business, condition (financial or otherwise), results of operations, prospects, properties, assets, liabilities, earnings or net worth of THI for such period or at any time during such period;

                  (ii) Any material damage, destruction or loss (whether or not covered by insurance) affecting THI or its respective assets, properties or businesses;

                  (iii) Any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of the capital stock of THI, or any direct or indirect redemption, purchase or other acquisition of any such stock or any agreement to do so;

                  (iv) Any issuance or sale by THI, or agreement by THI or the THI Shareholder, to sell or pledge any of THI's securities, nor have any irrevocable proxies been given with respect to THI's securities;

                  (v) Any statute, rule, regulation or order adopted by any governmental body, agency or authority (including orders of regulatory authorities with jurisdiction over THI) that materially and adversely affects THI or its business or financial conditions;

                  (vi) Any material increase in the rate of compensation or in bonus or commission payments payable or to become payable to any of the salaried employees of THI; or

                  (vii) Any other events or conditions of any character that may reasonably be expected to have a materially adverse effect on THI or its business or financial condition.

         (e) Litigation. There are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or, to the knowledge of THI or the THI Shareholder, threatened against THI, whether at law or in equity, or before or by any federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, nor does THI or the THI Shareholder know of any basis for any such action, suit, claim, investigation or proceeding.

         (f) Compliance: Governmental Authorizations. THI has complied in all material respects with all federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including without limitation, federal and state securities, banking collection and consumer protection laws and regulations that, if not complied with, would materially and adversely affect its businesses. THI has all federal, state, local and foreign governmental licenses and permits necessary for the conduct of its business. Such licenses and permits are in full force and effect. THI does not know of any violations of any such licenses or permits. No proceedings are pending or threatened to revoke or limit the use of such licenses or permits.

         (g) Due Organization. THI is a corporation duly organized and validly existing; its status is active; it is qualified to do business and in good standing in each state where the property owned, leased or operated, or the business conducted, by it requires such qualification and where failure to so qualify would have a material adverse effect on its financial condition, properties, business or results of operations. THI has the power to own its properties and assets and to carry on its business as now presently conducted. True and complete copies of the Articles of Incorporation and Bylaws of THI have been heretofore delivered to SHI.

         (h) Tax Matters. As a newly-formed entity, THI has not yet filed any federal, state and local tax or related returns and reports. There are no tax liens with respect to any properties owned by THI.

         (i) Agreements. Other than the THI Acquisition Agreement, this Agreement and any related agreements, THI has no material agreements, and there is no act that (alone or with the happening or occurrence of any other event) would constitute a material default by THI under any such agreements. Neither THI nor the THI Stockholder have knowledge of any material default by the other parties to such agreements.

         (j) Title to Property and Related Matters. THI has good and marketable title to all of its properties, interests in properties and assets, real, personal and mixed, owned by it at the date of this Agreement, of any kind or character, free and clear of any liens or encumbrances, except for liens for current taxes not yet delinquent.

         (k) Licenses; Trademarks; Trade Names. THI does not have nor does it own any licenses, trademarks, trade names, service marks (other than the common law rights to the ownership and use of the names "Brunswick Capital Partners," "InfoBase Direct Marketing Services, Inc." and any derivations thereof), copyrights, patents or any applications for any of the foregoing that relate to its businesses.

         (l) Due Authorization. This Agreement has been duly authorized, executed and delivered by THI and constitutes a valid and binding agreement of THI, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate in any material respect any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with in any material respect or constitute a default under (or give rise to any right of termination, cancellation or acceleration under), any provisions of THI's Articles of Incorporation or Bylaws, the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which THI is a party or by which THI or its properties may be bound, or violate in any material respect any statute, law, rule or regulation applicable to THI. No consent or approval by any governmental authority is required in connection with the execution and delivery by THI of this Agreement or the consummation of the transactions contemplated hereby.

         (m) Capitalization. The authorized capitalization of THI consists of an 1,000,000 shares of common stock, par value $0.001 per share, of which 1,000 shares are issued and outstanding in favor of the THI Shareholder. All outstanding securities have been duly authorized, validly issued, and are fully paid and nonassessable, and all such securities were issued in compliance with applicable federal and state securities laws and regulations. There are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments or agreements of any nature to issue any of THI's securities.

         (n) Full Disclosure. THI has disclosed to SHI in the Exhibits or Schedules to this Agreement or independently, or made available to SHI, documents, books and records pertaining to, all events, conditions and facts materially affecting the properties, business and prospects of THI that are known to THI and the THI Shareholder. THI has not and will not have, at the Closing Date, withheld disclosure or availability of any events, conditions and facts of which it may have knowledge and that may materially and adversely affect the properties, businesses or prospects of THI.

         (o) Brokerage Fees. THI has not incurred, and will not incur, any liability for brokerage or finder's fees or similar charges in connection with this Agreement.

         (p) Share Ownership. The THI Shares to be surrendered in the Merger are owned of record and beneficially, by the THI Shareholder, free and clear of all liens and encumbrances of any kind and nature, and, to THI's knowledge, have not been sold, pledged, assigned or otherwise transferred. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities.

         (q) Obligation of the THI Shareholder. This Agreement constitutes the valid and legally binding obligation of the THI Shareholder. Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute in any material respect a violation of or default under, or conflict in any material respect with, any judgment, decree, statute or regulation of any governmental authority applicable to the THI Shareholder or any contract, commitment, agreement or restriction of any kind to which any of the THI Shareholder is a party or by which the THI Shareholder is bound. The execution and delivery of this Agreement does not, and the consummation of the transactions described herein will not, violate in any material respect applicable law, or any mortgage, lien, agreement, indenture, lease or understanding (whether oral or written) of any kind outstanding relative to the THI Shareholder.

         (r) Closing and Effect of THI Acquisition Agreement. Contemporaneous herewith, THI and the THI Shareholder have effected the transfer to THI of the THI Shareholder's interests in BCP and IDMS. The THI Shareholder acknowledges and agrees that all representations, warranties and covenants set forth in the THI Acquisition Agreement, and the indemnification provisions related thereto, shall continue in full force and effect and to the benefit of SHI as if herein made. Attached hereto as Exhibit "B" is a true and correct copy of the THI Acquisition Agreement.

         (s) Approvals Required. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery by THI or the THI Shareholder of this Agreement or the consummation of the transactions described herein, except to the extent that THI or the THI Shareholder may be required to file reports in accordance with relevant regulations under federal and state securities laws upon execution of this Agreement or consummation of the transactions contemplated hereby.

         4. Representations and Warranties of SHI and the SHI Shareholder. SHI and the SHI Shareholder, as a material inducement to THI and the THI Shareholder to enter into this Agreement and consummate the transactions contemplated hereby, makes the following representations and warranties to THI and the THI Shareholder, which representations and warranties are true and correct in all material respects at this date:

         (a) Shareholder of SHI. The SHI Shareholder is the sole owner, of record and beneficially, of all the issued and outstanding shares of SHI's capital stock.

         (b) Financial Statements. Attached hereto as Schedule 4(b) is a consolidated pro forma balance sheet and income statement, unaudited, of the Company and SHI as of December 30, 1999 (the "Company Financial Statements"), giving effect to the closing of the SHI Acquisition Agreement whereby SHI will acquire title to the Merger Stock. The Company Financial Statements and financial information contained therein present fairly the financial condition of the Company for the period covered (subject to normal year-end audit adjustments which will not be material to the Company, taken as a whole, in amount or effect), and are prepared in accordance with generally accepted accounting principles, consistently applied. The books and records of the Company and SHI, financial and otherwise, are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

         (c) Undisclosed Liabilities. SHI is newly formed, and has not engaged in business other than to establish its operations. SHI does not have any liabilities or obligations of any kind, whether known or unknown, or whether absolute, accrued, contingent, matured or otherwise, whether due or to become due except liabilities or obligations that arose in the ordinary course of business in establishing such operations. Other than as set forth on the Company Financial Statements or in public filings with the U.S. Securities and Exchange Commission (the "Filings"), the Company does not have any material liabilities or obligations of any kind, whether known or unknown, or whether absolute, accrued, contingent, matured or otherwise, whether due or to become due, except liabilities or obligations that arose in the ordinary course of business.

         (d) Materially Adverse Change. Since the date of its formation, the business of SHI has been operated in the ordinary course and there has been no materially adverse change with respect thereto. Other than as set forth on the Company Financial Statements or the Filings, there has been no material adverse change in the business, the assets or the financial or other condition of the Company, and there has not been:

                  (i) Any materially adverse change in the business, condition (financial or otherwise), results of operations, prospects, properties, assets, liabilities, earnings or net worth of the Company;

                  (ii) Any material damage, destruction or loss (whether or not covered by insurance) affecting the Company or its respective assets, properties or businesses;

                  (iii) Any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of any such stock or any agreement to do so;

                  (iv) Any issuance or sale by the Company, or agreement by the Company, to sell or pledge any of its securities, nor have any irrevocable proxies been given with respect to its securities;

                  (v) Any statute, rule, regulation or order adopted by any governmental body, agency or authority (including orders of regulatory authorities with jurisdiction over the Company) that materially and adversely affects the Company or its business or financial conditions;

                  (vi) Any material increase in the rate of compensation or in bonus or commission payments payable or to become payable to any of the salaried employees of the Company;

                  (vii) Any merger, consolidation, or reorganization, or any amendment to the certificate of incorporation or bylaws of the Company, provided, however, that the Company intends to file an amended and restated certificate of incorporation to, among other things: change the name of the Company from Shanecy, Inc. to Inc.ubator Capital, Inc.; increase the number of authorized shares of capital stock from 20,000,000 shares to 100,000,000 shares; authorize the issuance of "blank check" preferred stock and a series of preferred stock identified as the Series A Preferred Stock; eliminate cumulative voting for the election of directors; and classify its board of directors into three classes; or

                  (vii) Any other events or conditions of any character that may reasonably be expected to have a materially adverse effect on the Company or its business or financial condition.

         (e) Litigation. There are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or, to the knowledge of SHI or the SHI Shareholder, threatened against SHI or the SHI Shareholder, whether at law or in equity, or before or by any federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, nor does SHI or the SHI Shareholder know of any basis for any such action, suit, claim, investigation or proceeding.

         (f) Compliance: Governmental Authorizations. SHI and the SHI Shareholder have each complied in all material respects with all federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including without limitation, federal and state securities, banking collection and consumer protection laws and regulations that, if not complied with, would materially and adversely affect its businesses. SHI and the SHI Shareholder have all federal, state, local and foreign governmental licenses and permits necessary for the conduct of their respective businesses. Such licenses and permits are in full force and effect. Neither SHI nor the SHI Shareholder knows of any violations of any such licenses or permits. No proceedings are pending or threatened to revoke or limit the use of such licenses or permits.

         (g) Due Organization. Each of SHI and the SHI Shareholder is a corporation duly organized and validly existing; its status is active; it is qualified to do business and in good standing in each state where the property owned, leased or operated, or the business conducted, by it requires such qualification and where failure to so qualify would have a material adverse effect on its financial condition, properties, business or results of operations. Each of SHI and the SHI Shareholder has the power to own its properties and assets and to carry on its business as now presently conducted. True and complete copies of the Articles of Incorporation and Bylaws of SHI and the SHI Shareholder have been heretofore delivered to THI.

         (h) Tax Matters. As a newly-formed entity, SHI has not yet filed any federal, state and local tax or related returns and reports. There are no tax liens with respect to any properties owned by SHI. With respect to the SHI Shareholder, it has made all requisite federal, state and local tax filings, or sought appropriate extensions therefor. No taxing authority has asserted any claim that could result in the imposition of any tax for which the SHI Shareholder is or may be liable that could have a material adverse effect upon the business or prospects of the SHI Shareholder. There is no pending proceeding relating to any tax for which the SHI Shareholder is or may be liable or that could materially adversely affect any tax liability of the SHI Shareholder and, to the best its knowledge, no such proceeding is contemplated.

         (i) Agreements. Other than the SHI Acquisition Agreement, this Agreement or any agreements referred to in the Company Financial Statements or the Filings, neither SHI nor the SHI Shareholder has any material agreements, and there is no act that (alone or with the happening or occurrence of any other event) would constitute a material default by either SHI or the SHI Shareholder under any such agreements. Neither SHI nor the SHI Stockholder have knowledge of any material default by the other parties to such agreements.

         (j) Title to Property and Related Matters. Each of SHI and the SHI Shareholder has good and marketable title to all of its properties, interests in properties and assets, real, personal and mixed, owned by it at the date of this Agreement or to be acquired by it pursuant to the SHI Acquisition Agreement, of any kind or character, free and clear of any liens or encumbrances, except for liens for current taxes not yet delinquent.

         (k) Licenses; Trademarks; Trade Names. SHI does not have nor does it own any licenses, trademarks, trade names, service marks, copyrights, patents or any applications for any of the foregoing that relate to its businesses.

         (l) Due Authorization. This Agreement has been duly authorized, executed and delivered by SHI and constitutes a valid and binding agreement of SHI, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate in any material respect any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with in any material respect or constitute a default under (or give rise to any right of termination, cancellation or acceleration under), any provisions of SHI's Articles of Incorporation or Bylaws, the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which SHI is a party or by which SHI or its properties may be bound, or violate in any material respect any statute, law, rule or regulation applicable to SHI. No consent or approval by any governmental authority is required in connection with the execution and delivery by SHI of this Agreement or the consummation of the transactions contemplated hereby.

         (m) Capitalization of SHI. The authorized capitalization of SHI consists of an 1,000,000 shares of common stock, par value $0.001 per share, of which 1,000 shares are issued and outstanding in favor of the SHI Shareholder. All outstanding securities have been duly authorized, validly issued, and are fully paid and nonassessable, and all such securities were issued in compliance with applicable federal and state securities laws and regulations. There are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments or agreements of any nature to issue any of SHI's securities.

         (n) Capitalization of SHI Shareholder. The entire authorized capital of the SHI Shareholder currently consists of 20,000,000 shares of common stock, par value $0.001. All such securities are duly authorized, of which 17,990,000 shares of common stock are currently outstanding, all of which are validly issued, fully paid and nonassessable. No shares of preferred stock have been authorized and issued but the SHI Shareholder has agreed to seek shareholder approval of the amendment of its articles of incorporation to permit the issuance of preferred stock, and otherwise as described in Section 4(d)(vii) above. The Merger Stock will be, at the time of issuance, duly authorized, validly issued, fully paid and non-assessable, and free and clear of all liens, claims and encumbrances whatsoever. Other than as set forth in the Filings, none of the securities of the SHI Shareholder are reserved for issuance, and there are no agreements, commitments or arrangements providing for the issuance or sale of any capital stock or other interest of the SHI Shareholder, or any issued or outstanding options, warrants or rights to purchase, or any security or instrument convertible into or exchangeable for, any capital stock or other interest of the SHI Shareholder.

         (o) Full Disclosure. SHI and the SHI Shareholder have disclosed to THI in the Exhibits or Schedules to this Agreement or independently, or made available to THI, documents, books and records pertaining to, all events, conditions and facts materially affecting the properties, business and prospects of SHI that are known to SHI and the SHI Shareholder. SHI and the SHI Shareholder have not withheld disclosure or availability of any events, conditions and facts of which either of them may have knowledge and that may materially and adversely affect the properties, businesses or prospects of SHI or the SHI Shareholder.

         (p) Brokerage Fees. SHI has not incurred, and will not incur, any liability for brokerage or finder's fees or similar charges in connection with this Agreement.

         (q) Obligation of the SHI Shareholder. This Agreement constitutes the valid and legally binding obligation of the SHI Shareholder. Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute in any material respect a violation of or default under, or conflict in any material respect with, any judgment, decree, statute or regulation of any governmental authority applicable to the SHI Shareholder or any contract, commitment, agreement or restriction of any kind to which any of the SHI Shareholder is a party or by which the SHI Shareholder is bound. The execution and delivery of this Agreement does not, and the consummation of the transactions described herein will not, violate in any material respect applicable law, or any mortgage, lien, agreement, indenture, lease or understanding (whether oral or written) of any kind outstanding relative to the SHI Shareholder.

         (r) Closing and Effect of SHI Acquisition Agreement. Contemporaneous herewith, SHI and the SHI Shareholder have enter into the SHI Acquisition Agreement, whereby SHI shall acquire the Merger Stock, and SHI and the SHI Shareholder shall move promptly to consummate such transaction. The SHI Shareholder acknowledges and agrees that all representations, warranties and covenants set forth in the SHI Acquisition Agreement, and the indemnification provisions related thereto, shall continue in full force and effect and to the benefit of SHI as if herein made. Attached hereto as Exhibit "C" is a true and correct copy of the SHI Acquisition Agreement. In the event that the acquisition of the Merger Stock has not been consummated on or before February 29, 2000, SHI and the SHI Shareholder shall move promptly to dissolve SHI or take such other appropriate action in order to secure the return of all assets originally the property of THI to THI.

         (s) Approvals Required. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery by SHI or the SHI Shareholder of this Agreement or the consummation of the transactions described herein, except to the extent that SHI or the SHI Shareholder may be required to file reports in accordance with relevant regulations under federal and state securities laws upon execution of this Agreement or consummation of the transactions contemplated hereby.

         5. Exchange of Documentation. Upon the execution of this Agreement, THI, the THI Shareholder, SHI and the SHI Shareholder shall exchange the following documentation:

         (a) THI and the THI Shareholder. THI and the THI Shareholder shall deliver to SHI and the SHI Shareholder: (i) the certificate(s) evidencing the THI Shares; (ii) evidence of due authorization and approval by the Board of Directors and Shareholder of THI of the execution of this Agreement and the Merger contemplated thereby; (iii) all of the Exhibits and Schedules required herein, and copies of the documents referred to therein, in form reasonably acceptable to SHI; and (iv) from the THI Shareholder, an "investment letter" agreeing that the shares of the Merger Stock are being acquired for investment purposes only and not with a view to public resale or distribution in violation of any applicable securities laws, substantially in the form of Exhibit "D" attached hereto.

         (b) SHI and SHI Shareholder. SHI and the SHI Shareholder shall deliver to THI and the THI Shareholder: (i) evidence of due authorization and approval by the Board of Directors and Shareholder of SHI of the execution of this Agreement and the Merger contemplated thereby; (ii) all of the Exhibits and Schedules required herein, and copies of the documents referred to therein, in form reasonably acceptable to THI.

Upon the closing of the transactions contemplated by the SHI Acquisition Agreement, the SHI Shareholder shall deliver the certificate(s) evidencing the Merger Stock to the THI Shareholder.

         6. Nature of Representations and Warranties. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, covenants and agreements contained in this Agreement, and any investigation that they might have made or any other representations, warranties, covenants, agreements, promises or information, written or oral, made by the other party or parties or any other person shall not be deemed a waiver of any breach of any such representation, warranty, covenant or agreement. In the event of any breach of representation, warranty, covenant or agreement hereunder, or of any loss, cost, damage or expense otherwise sustained or alleged to have been sustained by any party hereto, the indemnification provisions of the THI Acquisition Agreement or the SHI Acquisition Agreement (determined by that agreement providing the basis for relief pursuant to Sections 3(r) and 4(q), as the case may be) shall govern the resolution of any such issue.

         7. Miscellaneous.

         (a) Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by overnight delivery, confirmed telecopy or prepaid first class registered or certified mail, return receipt requested, to the addresses first set forth above, or such other addresses as are given to the other parties to this Agreement in the manner set forth herein. Any such notices shall be effective when delivered in person or sent by telecopy, one business day after being sent by overnight delivery or three business days after being sent by registered or certified mail. Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address shall be effective only upon receipt.

         (b) Further Assurances. At any time, and from time to time, each party will execute such additional instruments and take such further action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         (c) Costs and Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

         (d) Time. Time is of the essence.

         (e) Survival of Representations. All covenants, agreements, representations and warranties made herein shall continue in full force and effect through all applicable statutes of limitation. All covenants and agreements by or on behalf of the parties hereto that are contained or incorporated in this Agreement shall bind and inure to the benefit of the successors and assigns of all parties hereto.

         (f) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

         (g) Amendment. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

         (g) Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party.

         (h) Choice of Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Nevada, without regard to any applicable conflicts of law provisions.

         (i) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this agreement.

         (j) Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

         (k) Number and Gender. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

         (l) Construction. The parties hereto and their respective legal counsel participated in the preparation of this Agreement; therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

         (m) Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

         (n) Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         (o) Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought before a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association in Las Vegas, Nevada.

         (p) Remedy. The parties hereto acknowledge and agree that any party's remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and such breach or threatened breach shall be per se deemed as causing irreparable harm to such party. Therefore, in the event of such breach or threatened breach, the parties hereto agree that, in addition to any available remedy at law, including but not limited to monetary damages, an aggrieved party, without posting any bond, shall be entitled to obtain, and the offending party agrees not to oppose the aggrieved party's request for, equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to the aggrieved party.

         (q) Binding Nature. This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties hereto.

         (r) No Third-Party Beneficiaries. No person shall be deemed to possess any third-party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.

         (s) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         (t) Facsimile Signature. This Agreement may be executed and accepted by facsimile signature and any such signature shall be of the same force and effect as an original signature.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

THESSEUS HOLDINGS, INC.                 SHANECY HOLDINGS, INC.



By:                                     By:
   -----------------------------           ----------------------------
   Barry Feiner                            Jason Galanis
   Its President                           Its President


THESSEUS INTERNATIONAL                  SHANECY, INC.
ASSET FUND N.V.


By:                                     By:
   -----------------------------           ----------------------------
   Barry Feiner                            Jason Galanis
   Its President                           Its President


ATTACHMENTS:

Exhibit "A"                Articles of Merger
Exhibit "B"                THI Acquisition Agreement
Exhibit "C"                SHI Acquisition Agreement
Exhibit "D"                Investment Letter
Schedule 3(b)              THI Financial Statements
Schedule 4(b)              Company Financial Statements



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